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                                                                     EXHIBIT 3_4

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          MEDSOURCE TECHNOLOGIES, INC.
                                  _____________


                                    ARTICLE I

                                     OFFICES


     SECTION 1. REGISTERED OFFICE. The corporation's registered office in the state of Delaware shall be established and maintained at the office of United Corporate Services, Inc., 15 East North Street, in the city of Dover, in the county of Kent, in the state of Delaware, and the office of United Corporate Services, Inc. shall be the registered agent of this corporation in charge of the corporation's registered office in the state of Delaware.

     SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the state of Delaware, at such place or places as the board of directors may from time to time appoint or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the state of Delaware, and at such time and date as the board of directors, by resolution, shall determine and as set forth in the notice of the meeting.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a board of directors and they may transact such other corporate business as shall be stated in the notice of the meeting.


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     SECTION 2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the state of Delaware, as shall be stated in the notice of the meeting.

     SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the corporation's certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by that stockholder, but no proxy shall be voted after three years from its date unless that proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the corporation's certificate of incorporation or the laws of the state of Delaware.

     A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 4. QUORUM. Except as otherwise required by law, by the corporation's certificate of incorporation or by these by-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by: (a) the chairman, vice-chairman, chief executive officer, president or secretary; (b) resolution of the majority of the board of directors; or (c) by vote of the stockholders holding 25% or more of the outstanding stock of the corporation. Any business (regardless of whether specified in the notice of meeting) may be conducted at a special meeting.

     SECTION 6. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the


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corporation, not less than ten nor more than 60 days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

     SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. NUMBER AND TERM. The number of directors constituting the board of directors shall be not more than fifteen nor less than one, as fixed from time to time in these by-laws or by action of the board of directors. The initial number of directors shall be one. Except as otherwise permitted in these by-laws (including but not limited to section 3 of this article III) or as otherwise permitted under the applicable provisions of the Delaware General Corporate Law (including but not limited to section 223 thereof), the directors shall be elected at the annual meeting of the stockholders. Each director shall be elected to serve until his or her successor shall be elected and shall qualify. Directors need not be stockholders.

     SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. That resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the president or secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3. VACANCIES. If the office of any director becomes vacant for whatever reason (including by reason of retirement, resignation, death or disability, or as a result of removal for or without cause or as a result of an increase in the number of directors), then such vacancy may be filled by a majority of the directors then in office, though less than a quorum, or such vacancy may be filled by the stockholders.

     SECTION 4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose, and (without limiting the power of the


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directors then remaining in office to fill such vacancy pursuant to section 3 of this article III) the vacancies thus created may be filled, at the meeting held for the purpose of removal by the affirmative vote of a majority in interest of the stockholders entitled to vote.

     Unless the corporation's certificate of incorporation otherwise provides, stockholders may effect removal of a director who is a member of a classified board of directors only for cause. If the corporation's certificate of incorporation provides for cumulative voting and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

     If the holders of any class or series are entitled to elect one or more directors by the provisions of the corporation's certificate of incorporation, these provisions shall apply, with respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

     SECTION 5. INCREASE OR DECREASE OF NUMBER. The number of directors may be increased or decreased by the affirmative vote of a majority of the directors, though less than a quorum, or by the affirmative vote of a majority in interest of the stockholders. No decrease in the number of directors shall reduce the term of any person then serving as a director.

     SECTION 6. POWERS. The board of directors shall exercise all of the powers of the corporation except such powers as are by law, or by the corporation's certificate of incorporation or by these by-laws, conferred upon or reserved to the stockholders.

     SECTION 7. COMMITTEES. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member or members.

     Any committee, to the extent provided in the resolution of the board of directors, or in these by-laws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no committee shall have the power or authority in reference to amending the corporation's certificate of incorporation,

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adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution, these by-laws or the corporation's certificate of incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 8. MEETINGS. The directors elected upon any annual meeting of the stockholders may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of that meeting may be fixed by consent in writing of all the directors.

     Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     Special meetings of the board may be called by: (a) the chairman, vice chairman, chief executive officer, president or secretary; or (b) on the written request of majority of the directors, on at least two days notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

     Unless otherwise restricted by the corporation's certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and that participation in a meeting shall constitute presence in person at the meeting.

     SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting that is so adjourned.

     SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing in these by-laws shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board or


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committee, as the case may be, and that written consent is filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the corporation shall be a president, a treasurer, and a secretary, all of whom shall be elected by the board of directors and who shall hold office until their successors are elected and qualified. In addition, the board of directors may elect a chairman, a vice-chairman, a chief executive officer, a chief operating officer, one or more vice-presidents and such assistant secretaries and assistant treasurers as they may deem proper. None of the officers of the corporation need be directors.

     Each of the foregoing officers shall have the power and authority to sign instruments and stock certificates in accordance with section 103(a)(2) of the Delaware General Corporation Law and to sign agreements on behalf of the corporation. The officers shall be elected at the first meeting of the board of directors after each annual meeting of the stockholders. Any two or more offices may be held at the same time by the same person. Any officer may be removed, with or without cause, by the board of directors. Any vacancy may be filled by the board of directors.

     SECTION 2. OTHER OFFICERS AND AGENTS. The board of directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     SECTION 3. CHAIRMAN. The chairman, if one be elected, shall preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors.

     SECTION 4. VICE-CHAIRMAN. The vice-chairman, if one be elected, shall, in the absence or disability of the chairman, preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chairman.

     SECTION 5. CHIEF EXECUTIVE OFFICER. The chief executive officer, if one be elected, shall, in the absence or disability of the chairman and vice-chairman, preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have general supervision, direction and control of the business and affairs of the corporation subject to the authorization and control of the board of directors, and shall have such other power and


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authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors.

     In the absence or disability of the chief executive officer, the president, if available, and if the president is not available the chief operating officer, if available, shall have the authority, and shall perform the duties, of the chief executive officer.

     SECTION 6. PRESIDENT. The president shall, in the absence or disability of the chairman, vice-chairman and chief executive officer, preside at all meetings of the stockholders and at all meetings of the board of directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

     In the absence or disability of the chief executive officer, the president, if available, shall have the authority, and shall perform the duties, of the chief executive officer.

     SECTION 7. CHIEF OPERATING OFFICER. The chief operating officer, if one be elected, shall have such power and authority and perform such duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors.

     In the absence or disability of the president, the chief operating officer, if available, shall have the authority, and shall perform the duties, of the president. In addition, in the absence or disability of the chief executive officer and the president, the chief operating officer, if available, shall have the authority and perform the duties of the chief executive officer.

     SECTION 8. VICE-PRESIDENT. Each vice-president shall have such power and authority and perform such duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

     The board of directors may designate one or more vice- presidents, in such order of priority as shall be specified by the board of directors, to have the authority, and to perform the duties, of the chief executive officer in the absence or disability of the chief executive officer, the president and the chief operating officer; provided, however, that no vice-president shall have such authority or perform such duties unless specifically designated for that purpose by the board of directors.

     SECTION 9. TREASURER. The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate account of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the board of directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, or the chief executive officer, taking proper vouchers for such disbursements.


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He shall render to the chief executive officer and board of directors at the regular meetings of the board of directors, or whenever they may request it, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board of directors shall prescribe.

     SECTION 10. SECRETARY. The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the chief executive officer, the president, the chairman, the vice-chairman or by the board of directors or stockholders, upon whose requisition the meeting is called as provided in these by-laws.

     The secretary shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the chief executive officer or the board of directors. He shall have custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the chief executive officer or the board of directors, and attest the same.

     SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant treasurers, if any shall be elected, shall, in the absence of the treasurer, have the authority, and perform the duties, of the treasurer, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

     Assistant secretaries, if any shall be elected, shall, in the absence of the secretary, have the authority, and perform the duties, of the secretary, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the board of directors or the chief executive officer.

                                    ARTICLE V

                                 INDEMNIFICATION

     SECTION 1. RIGHT TO INDEMNIFICATION. Any person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, or administrative action, suit, or proceeding and any appeal therein and any inquiry or investigation in connection therewith or which could lead thereto (a "proceeding"), by reason of his or her being or having been a stockholder, director or officer of the Corporation or of any predecessor, including, without limitation, any predecessor absorbed by the Corporation in a consolidation or merger, or by reason of his or her being or having been a stockholder, member, director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any foundation, limited liability company, partnership, joint venture,


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sole proprietorship, trust, employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Corporation or of any such predecessor of the Corporation, or the legal representative of any such stockholder, director, or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the state of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees incurred or suffered in connection with any such proceeding, and any and all amounts paid or to be paid in satisfaction of settlements, judgments, fines, excise taxes, and penalties (including those payable under the Employee Retirement Income Security Act of 1974, as amended), in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a stockholder, director, or officer and shall inure to the benefit of his or her heirs, executors, administrators, and assigns, provided however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such stockholder, director, or officer did not meet the applicable standards of conduct required under the laws of the state of Delaware to be so indemnified.

     SECTION 2. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a stockholder, director or officer of the Corporation under this article (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the stockholder, director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct or because indemnification would otherwise be prohibited under the laws of the state of Delaware. Any such determination shall be made (i) by the Board of Directors by majority vote of a quorum consisting of Disinterested Directors (hereinafter defined), or (ii) if a quorum of the Board of Directors is not obtainable, or even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel (hereinafter defined), to be selected by the Board of Directors, in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, or
(iii) by the stockholders of the Corporation. If it is so determined that the indemnitee is entitled to indemnification, payment to the indemnitee shall be promptly made.

     For purposes of this section, "Disinterested Director" means a director of the Corporation who is not and was not a party to or otherwise interested in the matter in respect of which indemnification is sought by the indemnitee, and "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of law and neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the indemnitee in any matter material to either such party, or (b) any other party to the matter giving rise to a claim for indemnification. Notwithstanding the foregoing, the term "Independent Counsel' shall not include any person who, under the applicable standards of professional conduct then prevailing,


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would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee's rights under this section.

     SECTION 3. ADVANCE PAYMENT OF EXPENSES. The right to indemnification in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred by any stockholder, director or officer in connection with the proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors, provided however, that if the laws of the state of Delaware so require, the payment of expenses in advance shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such stockholder, director or officer, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this section and the laws of the state of Delaware.

     SECTION 4. PROCEDURE FOR INDEMNIFICATION. Any indemnification of a stockholder, director or officer of the Corporation, or advance of costs, charges or expenses to a stockholder, director or officer under this section, shall be made promptly, and in any event within 60 days, upon the written request of the stockholder, director or officer. If a determination by the Corporation that the stockholder, director or officer is entitled to indemnification or advances pursuant to this section is required, and the Corporation fails to respond within 60 days to a written request therefor, the Corporation shall be deemed to have approved such request.

     SECTION 5. SAVINGS CLAUSE. If this article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the shall nevertheless indemnify each member, director or officer as to costs, charges, and expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law."


                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the chairman or vice chairman of the board of directors, if they be elected, president or vice-president, and the treasurer or an assistant treasurer, or secretary or an assistant secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation. Any or all the signatures may be facsimiles.

     SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to


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have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of the certificate, or the issuance of the new certificate.

     SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of the meeting, nor more than 60 days before any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     SECTION 5. DIVIDENDS. Subject to the provisions of the corporation's certificate of incorporation, the board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

     SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the board of directors.


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     SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined from time to time by resolution of the board of directors.

     SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and that notice shall be deemed to have been given on the day of the mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the corporation's certificate of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to that notice, whether before or after the time stated therein, shall be deemed equivalent to that notice.


                                   ARTICLE VII

                                   AMENDMENTS

     These by-laws may be altered or repealed and by-laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of the by-law or by-laws to be made be contained in the notice of that special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board of directors, at any regular meeting of the board of directors, or at any special meeting of the board of directors, if notice of the proposed alteration or repeal, or of the by-law or by-laws to be made, be contained in the notice of that special meeting.


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